Exhibit 99.6

Foreign Intercompany Debt Structure 12-22-2016



Peabody Energy Corporation (U.S.)
Peabody Investments Corp. (U.S.)
90%
Peabody International Investments, Inc. (U.S.)
Peabody IC Funding Corp. (U.S.)
10%
Peabody Holdings (Gibraltar) Limited ("Gib 1")
Loan #2a USD ~5.8B
Loan #2 USD ~5.8B
Loan #1 PIC/PEA S/T Loan USD ~985M
Peabody IC Holdings LLC (U.S.)
Peabody Investments (Gibraltar) Limited ("Gib 2")
Abbreviated Structure
Peabody Energy Australia Pty Ltd ("PEA") (Australia)

Privileged and Confidential
Prepared at Request of Counsel

For Discussion Purposes Only

1

Proposed 1L/2L Exit Debt Credit Support at Emergence


Peabody Energy Corporation (U.S.)
Peabody Investments Corp. ("PIC") (U.S.)
Peabody International Investments LLC
Guarantors
~50%
Newco LLC (U.S.)
~50%
Pledge of 100% of Equity Interest of PIC
Peabody Holdings (Gibraltar) Limited ("Gib 1")
Loan #1
PIC/PEA
S/T Loan
USD ~985M
Pledge of 65% of Equity Interest of Gib 2
Peabody Investments (Gibraltar) Limited ("Gib 2")
Abbreviated Structure
Peabody Energy Australia Pty Ltd ("PEA") (Australia)

Privileged and Confidential
Prepared at Request of Counsel

For Discussion Purposes Only